Exhibit 5.3

June 10, 2019

The Travelers Companies, Inc.

485 Lexington Avenue

New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to The Travelers Companies, Inc., a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) shares of common stock of the Company, without par value (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) depositary shares (the “Depositary Shares”) representing fractional or multiple interests in shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (vi) warrants to purchase Depositary Shares (the “Depositary Share Warrants”); (vii) debt securities, which may be either senior (“Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the “Junior Subordinated Debt Securities” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (viii) warrants to purchase Debt Securities (the “Debt Security Warrants”); (ix) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (x) guarantees of the Company (the “Guarantees”) to be issued in connection with the issuance of preferred securities (the “Preferred Securities”) by Travelers Capital Trust II, Travelers Capital Trust III, Travelers Capital Trust IV or Travelers Capital Trust V (collectively, the “Trusts”); (xi) Preferred Securities of the Trusts; (xii) units consisting of one or more of the foregoing Securities (as defined below) in any combination (the “Units”); (xiii) warrants to purchase Units (the “Unit Warrants”); and (xiv) Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Units that may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Securities Warrants, the Purchase Contracts, the Guarantees and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”).

The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”) dated as of June 16, 2016 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Trustee”). The Junior Subordinated Debt Securities will be issued under an indenture (the “Junior Subordinated Indenture”) dated as of March 12, 2017 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Junior Subordinated Trustee”). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Common Stock Warrants, the Preferred Stock Warrants, the Depositary Share Warrants, the Debt Security Warrants and the Unit Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Common Stock Warrants will be issued under a common stock warrant agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent named therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent named therein. The Depositary Share Warrants will be issued under a depositary share warrant agreement (the “Depositary Share Warrant Agreement”) between the Company and a depositary share warrant agent named therein. The Security Warrants to purchase Senior Debt Securities will be issued under a senior debt security warrant agreement (the “Senior Debt Security Warrant Agreement”) among the Company, a senior debt security warrant agent named therein and the Senior Trustee. The Security Warrants to purchase Subordinated Debt Securities will be issued under a subordinated debt security warrant agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, a subordinated debt security warrant agent named therein and the Subordinated Trustee. The Security Warrants to purchase Junior Subordinated Debt Securities will be issued under a junior subordinated debt security warrant agreement (the “Junior Subordinated Debt Security Warrant Agreement”) among the Company, a junior subordinated debt security warrant agent named therein and the Junior Subordinated Trustee. The Unit Warrants will be issued under a unit warrant agreement (the “Unit Warrant Agreement”) among the Company and a unit warrant agent named therein. The Common Stock Warrant Agreement, the Preferred Stock

Warrant Agreement, the Depositary Share Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement, the Junior Subordinated Debt Security Warrant Agreement and the Unit Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.”

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent named therein.

Each Guarantee will be made pursuant to a preferred securities guarantee agreement (the “Preferred Securities Guarantee”) between the Company and The Bank of New York Mellon Trust Company, N.A., as the preferred guarantee trustee (the “Preferred Guarantee Trustee”).

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indentures, the Warrant Agreements, the Purchase Contract Agreements, the Preferred Securities Guarantees and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement; the Senior Indenture, the Junior Subordinated Indenture and the form of the Subordinated Indenture; and the form of Preferred Securities Guarantee, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements (other than the Senior Indenture and the Junior Subordinated Indenture) and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement and such Securities will have been duly authorized, issued, executed and delivered, as applicable, by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, assuming there shall not have been any change in such law affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

In rendering the opinions set forth below, we have assumed further that (1) the Company is validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Senior Indenture and the Junior Subordinated Indenture in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery and performance by the Company of the Senior Indenture and the Junior Subordinated Indenture do not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York) and (3) the execution, delivery and performance by the Company of the Senior Indenture and the Junior Subordinated Indenture (a) do not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the board of directors or a duly authorized committee thereof (each, the “Board of Directors”) of the Company to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Preferred Stock underlying the Depositary Shares will be validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

2. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and terms of any Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Preferred Securities of the Trusts are validly issued, fully paid and nonassessable, (c) the due execution, authentication, issuance and delivery of the Preferred Securities issued by the Trusts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable trust agreement or declaration of trust and (d) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Securities Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Common Stock and Preferred Stock that are components of such Units and/or issuable under any Purchase Contracts or Securities Warrants that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable and the Securities Warrants that are components of such Units are valid and legally binding obligations of the Company and (c) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company and the law of the State of Minnesota, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 110 of the Senior Indenture, Section 110 of the Subordinated Indenture and Section 110 of the Junior Subordinated Indenture relating to the separability of provisions of the Senior Indenture, Subordinated Indenture and Junior Subordinated Indenture, respectively.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the captions “Validity of Securities” and “Material United States Federal Income Tax Consequences” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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